Exhibit 10.1

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates the information has been omitted.

Execution Version

CO-DEVELOPMENT AND LICENSING AGREEMENT
BUTTERFLY - MIDJOURNEY

This Co-Development and Licensing Agreement (“Agreement”) is made and entered into as of November 13, 2025 (“Effective Date”) by and between Midjourney, Inc., a Delaware corporation (“Midjourney”), and BFLY Operations, Inc., a Delaware corporation (“Butterfly”). Midjourney and Butterfly may each be referred to herein as a “Party” and collectively as the “Parties”.
WHEREAS, Butterfly is a digital health business that makes available a handheld, whole-body ultrasound device (“Device”) and related SaaS software (“Software”), where the Device is powered by Butterfly’s proprietary Ultrasound-on-Chip technology (“Chip Technology”) and is supported by intellectual property that facilities interaction with the Chip Technology (“Backend Technology”, as enumerated in Exhibit A), and Butterfly’s chip hardware (“Chip”, and collectively, “Butterfly IP”).
WHEREAS, Midjourney is an independent artificial intelligence (“AI”) research lab, and wishes to partner with Butterfly to: (i) license Butterfly IP for use in 2D and 3D tomographic imaging of 25% or more of the body mass of human subjects using ultrasound-on-chip technology in an immersive water-bath configuration (“Field of Use”); (ii) purchase Chips from Butterfly; and (iii) collaborate on the development of chip technology to be used by Midjourney in the Field of Use (“Co-Development”).
WHEREAS, The Parties previously entered into a certain binding term sheet dated March 14, 2025 (“Term Sheet”), which set forth the terms and conditions for a potential co-development and licensing relationship between the Parties concerning the Chip Technology, the Parties now wish to enter into this definitive Agreement to formalize and expand upon the Term Sheet.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1.Development Plan and Milestones. The Parties shall mutually agree upon a development plan that outlines the objectives, scope of the research and development by each Party, timelines, pricing structure, and relevant development milestones (“Development Plan”), which is attached hereto as Exhibit B. Any material changes to the Development Plan must be agreed to by the Parties in writing. Certain milestones and phases may be further detailed in a Statement of Work (“SOW”), which will describe the scope of work, deliverables, timelines, and fees applicable to that portion of the Development Plan. Each SOW executed by the Parties shall be incorporated into, and form part of, this Agreement. In the event of a conflict between the terms of this Agreement and a SOW, this Agreement shall control, except where the SOW expressly states that it overrides a provision of this Agreement.
2.Intellectual Property; License.
2.1.Background IP. As between the Parties, each Party shall own and retain all right, title, and interest in and to all inventions, patents, patent applications and disclosures, innovations, improvements, formula, materials, original works of authorship, algorithms, software, database, developments, concepts, methods, trade secrets, designs, drawings, reports, and all similar information and all intellectual property rights therein that: (a) was made, conceived, developed, reduced to practice or acquired by such Party prior to the Effective

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates the information has been omitted.

Execution Version
Date; or (b) is conceived, developed, reduced to practice, or acquired by such Party independently of this Agreement (collectively, “Background IP”).
2.1.1.Butterfly Background IP shall include all expertise, know-how, technical information, methodologies, algorithms, designs, software, firmware, research data, prototypes, specifications, and any other information related to the Device, Software, Backend Technology, and Chip Technology, including any improvements, modifications, or derivatives of the foregoing that are developed independently by Butterfly and excludes any Midjourney Modifications (as defined below).
2.1.2.Midjourney Background IP shall include all expertise, know-how, technical information, methodologies, algorithms, designs, software, firmware, research data, prototypes, specifications, and any other information related to Midjourney’s proprietary AI models and related hardware and excluding any Butterfly Improvements (as defined below).
2.2.Developed IP. All intellectual property, including but not limited to inventions, discoveries, modifications, derivatives, improvements, enhancements, designs, software, firmware, trade secrets, and other works created, conceived, developed, or reduced to practice in connection with the Co-Development (collectively, “Co-Developed Technology”) shall be owned exclusively by Midjourney, but excluding all Butterfly Background IP and Butterfly Improvements.
2.2.1.Midjourney Modifications. Midjourney shall own all software, drivers, interfaces, middleware, or other enhancements, improvements, modifications, customizations, or derivatives of Butterfly IP that are: (a) to be used in connection with Midjourney’s products, technology, or Co-Developed Technology; and (b) developed by or on behalf of Midjourney, other than by Butterfly (“Midjourney Modifications”), but excluding all Butterfly Background IP and Butterfly Improvements.
2.2.1.1.Midjourney Modifications shall be used exclusively in connection with the Chip and within the Field of Use. Midjourney shall not license, sell, or otherwise provide the Midjourney Modifications to any third party except as part of a Commercial Product (as defined below).
2.2.1.2.Midjourney grants to Butterfly a royalty-free, irrevocable, perpetual, and worldwide license to use the Midjourney Modifications solely for the purpose of supporting and enabling the use of the Chip in connection with the Co-Developed Technology
2.2.2.Butterfly Improvements. Butterfly shall own all improvements, modifications, or derivatives of the Chip, the Software, or the Chip Technology that does not constitute Midjourney Background IP or Midjourney Modifications , . (“Butterfly Improvements”) . Such Butterfly Improvements shall be Chip Technology, and deemed included in the scope of the Butterfly IP License. Butterfly Improvements shall include, but not be limited to, any developed technology or IP set forth for Butterfly’s Apollo Chip or as a “Butterfly Improvement” in any SOW.
2.2.3.Cooperation. To the extent any Co-Developed Technology or Midjourney Modifications require formal documentation to perfect Midjourney’s ownership, Butterfly shall execute, and shall ensure that its employees, agents, and affiliates

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates the information has been omitted.

Execution Version
execute, all such necessary documents at Midjourney’s request and expense. To the extent any Butterfly Improvements require formal documentation to perfect Butterfly’s ownership, Midjourney shall execute, and shall ensure that its employees, agents, and affiliates execute, all such necessary documents at Butterfly’s request and expense.
2.3.License of Butterfly IP. For the duration of the Term subject to the terms and conditions of this Agreement, including the payment of all applicable fees, Butterfly grants to Midjourney a non-transferable, non-sublicensable (except as otherwise set forth in this Agreement): (a) license to access and use the Chip Technology, on an exclusive basis within the Field of Use (“Chip Technology License”); (b) license to use the Software within the Field of Use (“Software License”); and (c) license to make, use, sell, copy, and create derivative works of the Backend Technology in furtherance of the Co-Development on an exclusive basis within the Field of Use and only to the extent necessary to enable the Chip Technology License (“Backend Technology License”, and collectively, “Butterfly IP License”).
2.4.License under Blocking Patents. To ensure that each Party , and any of its successors and assigns in accordance with Section 13.4, is not blocked from using its own technology, each Party hereby grants to the other Party , its affiliates, and its successors and assigns, a non-exclusive, non-transferable, perpetual and irrevocable, fully-paid, royalty free and sub-licensable (through multiple tiers) patent license for any and all patent claims where: (a) that Party owns or has a right to sublicense that claim without incurring a payment or other obligation to a third party; (b) the claim covers any invention that is or includes any Co-Developed Technology or any portion thereof; and (c) the claim would be infringed by making, using, selling, offering to sell, importing, or distributing any then-current or future product, service, or technology, or any improvement or replacement thereto of the other Party , its affiliates and its successors and assigns.
3.Fees; Payment Terms.
3.1.One-time NRE Fee. Midjourney shall pay to Butterfly a one-time fee of fifteen million dollars ($15,000,000) for establishing the [***] in accordance with Section 4 herein (“NRE Fee”). The NRE Fee shall be invoiced and payable within thirty (30) days of the Effective Date.
3.2.Butterfly IP License Fee. Midjourney shall pay Butterfly an annual license fee of ten million dollars ($10,000,000) payable in equal quarterly installments during the Term as consideration for the Butterfly IP License (“Butterfly IP License Fee”). Payment obligations shall commence as of the Effective Date. If the Effective Date occurs in 2025 or at any time other than the first day of a calendar quarter, the initial quarterly installment shall be prorated based on the number of days remaining in that quarter. Each quarterly installment (including any prorated installment) shall be payable within thirty (30) days following the end of each calendar quarter during the Term. Failure by Midjourney to pay any installment of the Annual License Fee in full within such thirty (30)-day period and not cured within thirty (30) days after written notice from Butterfly, shall result in the termination of Midjourney’s exclusivity rights under this Agreement.
3.2.1.License Upgrade Option. Midjourney may, at any time during the Term, elect to upgrade its Butterfly IP License to an upgraded license [***] (“Upgraded Annual License”). Once the election to upgrade the License is made, Midjourney must maintain the Upgraded Annual License through the remainder of the Term of the Agreement. Upon such election, Midjourney shall pay to

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates the information has been omitted.

Execution Version
Butterfly the upgraded license fee of [***] per calendar year, payable in equal quarterly installments, commencing on the first full month following Midjourney’s written notice of its election to upgrade. Failure by Midjourney to pay any installment of the Upgraded Annual License Fee in full within the thirty (30)-day period following the end of each calendar quarter during the Term and not cured within thirty (30) days after written notice from Butterfly, shall result in the termination of Midjourney’s exclusivity rights and Upgraded Annual License under this Agreement.
3.2.1.1.Upgraded License Terms. Under the Upgraded License and subject to the Intellectual Property Rights and Licenses of Section 2, Midjourney shall have the right to: (i) obtain and maintain a copy of the [***] IP; (ii) access and use the [***] IP for purposes of making modifications, improvements, and derivative works of the [***] IP; and (iii) [***]. In the event of such an upgrade, Midjourney shall receive a credit against the upgraded annual license fee equal to any amounts previously paid to Butterfly for the [***] annual license fee applicable to the then-current calendar year.
3.3.Milestone-Based Payments. Butterfly shall be entitled to milestone-based payments upon the achievement of the development milestones set forth in the Development Plan (each, a “Milestone”). Upon completion of a Milestone, Butterfly shall deliver to Midjourney a written Milestone notice that includes reasonable supporting documentation or evidence demonstrating the applicable Milestone completion in accordance with the Development Plan. Within 10 business days of receipt of such notice (“Acceptance Period”), Midjourney shall provide Butterfly with either: (a) written acceptance of the completed Milestone, which shall not be unreasonably withheld; or (b) a written rejection in reasonable detail specifying the grounds for rejection. If Midjourney fails to respond within the Acceptance Period, the Milestone shall be deemed accepted by Midjourney as of the next day following the end of the Acceptance Period. Upon acceptance or deemed acceptance of a Milestone, Midjourney shall pay the corresponding Milestone payment within thirty (30) days of such acceptance.
3.3.1.Dispute Resolution. In the event Midjourney provides timely written rejection of the Milestone completion notice, the Parties shall discuss in good faith to resolve the issue. If the Parties are unable to reach resolution within thirty (30) days after Midjourney’s rejection, the matter shall be escalated to senior management of each Party for discussion and resolution before either Party may pursue remedies under this Agreement.
3.4.Revenue Share. In the event Midjourney commercializes a hardware product that uses or incorporates the Chips, as a device or as part of a scanning service (“Commercial Product”) , Butterfly shall be entitled to receive [***] of the Net Revenue derived from sales of such Commercial Products, either, as applicable, based on: (a) the sale price of each unit, or (b) the price per scan, or (c) the list price of a scan offered as part of a subscription . For purposes of this Agreement, “Net Revenue” shall mean the total aggregate revenue received by Midjourney from the sale of the Commercial Products, less any applicable taxes, refunds, and credits issued. Midjourney shall maintain complete and accurate records of all revenue relevant to the calculation of Net Revenue and shall provide Butterfly with detailed quarterly reports upon Butterfly’s request. If Butterfly reasonably disputes the accuracy of a report or calculation of Net Revenue, Butterfly shall notify

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates the information has been omitted.

Execution Version
Midjourney in writing with detail of the dispute, and the Parties shall promptly confer and use good faith efforts to resolve the dispute. Any such revenue share payments will be payable monthly on the last day of the month following the previous calendar month for revenue collected in that month. Any revenue share payments that are not paid in full on or before the date such payments are due will bear interest beginning on the first day after the due date at one percent (1%) per month.
3.5.Chip Pricing. The price of all Chips purchased under this Agreement during the Term shall be Cost plus [***]. “Cost” shall mean Butterfly’s direct manufacturing costs, including materials, labor, and standard overhead, but excluding any markup or profit. Butterfly shall provide Midjourney its records related to Cost upon Midjourney’s request. If Midjourney reasonably disputes the accuracy of the records or calculation of Cost, Midjourney shall notify Butterfly in writing with detail of the dispute, and the Parties shall promptly confer and use good faith efforts to resolve the dispute.
4.[***]
5.Confidentiality.
5.1.Confidential Information. Each Party (“Receiving Party”) understands that the other Party (“Disclosing Party”) has or may disclose technical, financial, business, and other information or data relating to the Disclosing Party’s business (“Confidential Information”). Confidential Information includes, without limitation, each Party’s Background IP, the Co-Developed Technology, Midjourney Modifications, Butterfly IP, non-public information regarding features, functionality and performance of hardware, products, or services, the terms of this Agreement, and all other business, financial, and technical information which is designated as “confidential”, “proprietary” or some similar designation, or any information, whether or not labeled as such, which should reasonably be understood as confidential. Confidential Information does not include any information that the Receiving Party can document: (a) is or becomes generally available to the public through no fault of the Receiving Party; (b) was in its possession or known by it prior to receipt from the Disclosing Party; (c) was rightfully disclosed to it without restriction by a third party with the legal authority to do so; or (d) was independently developed without use of any Confidential Information of the Disclosing Party.
5.2.Obligations. Subject to Butterfly’s specific disclosure obligations and timelines as a public company, each Party will not use the other Party’s Confidential Information for any purpose except in utilization of the license rights, or as otherwise permitted herein. Each Party will not disclose the other Party’s Confidential Information to third parties or to such Party’s employees, except those employees of the Receiving Party who have a need to know and are legally bound to keep the Confidential Information confidential by obligations consistent with those of this Agreement. A Party may disclose the other Party’s Confidential Information if required by law or by any applicable regulatory authority, including but not limited to the U.S. Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”), provided that the Receiving Party gives the Disclosing Party reasonable advance notice, to the extent practicable, so as to allow the Disclosing Party an opportunity to obtain a protective order or other relief as appropriate.
6.Term and Termination.

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates the information has been omitted.

Execution Version
6.1.Term. This Agreement shall commence on the Effective Date, and, unless sooner terminated pursuant this Section 6, shall be in effect for 5 years. The Parties may mutually agree in writing to extend this Agreement for additional terms.
6.2.Termination for Cause. Either Party may terminate this Agreement upon written notice if: (a) the other Party breaches a material term or condition of the Agreement, and if the breach is capable of remedy, fails to promptly remedy that breach within thirty (30) days of written notice from the non-breaching Party; or (b) upon the other Party’s liquidation, commencement of dissolution proceedings or assignment of substantially all of its assets for the benefit of creditors, or if the other party becomes the subject of bankruptcy or similar proceeding that is not dismissed within sixty (60) days. All payments due under this Agreement, except for any amounts properly accrued for work performed prior to termination, shall immediately cease upon such termination.
6.3.Survival. Upon expiration or termination of this Agreement, all rights and obligations will immediately terminate except any sections of the Agreement that by their nature should survive such termination will survive, including but not limited to the sections titled Intellectual Property, Confidentiality, [***], Representations and Warranties, Indemnification, Limitation of Liability, and Miscellaneous. Notwithstanding the foregoing, all licenses under Section 2.3 will terminate with this Agreement.
7.Representations and Warranties.
7.1.Each Party hereby represents and warrants to the other Party that: (i) it has the full power and authority to enter into this Agreement, to carry out its obligations hereunder, and to grant the rights set forth herein; (ii) it shall perform its obligations in substantial compliance with all applicable laws, statutes, ordinances, and regulations, including those related to data privacy, health, and safety; (iii) it has, and will throughout the Term of this Agreement, cause its employees who work on the Co-Development to disclose to it inventions that are within the scope of the Co-Development and to assign to it the rights to such inventions; (iv) to its knowledge, its Background IP and the other Party’s use thereof will not infringe upon the intellectual property or other rights of a third party.
7.2.Disclaimer. EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 7.1, EACH PARTY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY WITH REGARD TO THE SUCCESS OF THE CO-DEVELOPMENT OR THE USEFULNESS OF ANY BACKGROUND IP OR CO-DEVELOPED TECHNOLOGY.
8.Indemnification.
8.1.Mutual Indemnification. Each Party will defend, indemnify, and hold harmless the other Party and its officers, directors, employees, agents, and representatives from all judgments, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred in connection with any third party claim to the extent arising out of or related to: (i) a claim that the indemnifying Party has infringed or misappropriated third party intellectual property rights in its performance of this Agreement or in its Background IP; (ii) the indemnifying Party’s gross negligence or willful misconduct; or (iii) the indemnifying Party’s violation of applicable law, statute, ordinance, or regulation.

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates the information has been omitted.

Execution Version
8.2.Indemnification Procedures. The Party seeking indemnification under Section 9.1 shall promptly notify the indemnifying Party in writing of any action, claim, or liability in which such Party intends to claim such indemnification. The indemnifying Party shall have the sole and exclusive authority to defend and/or settle any such claim, provided that the indemnifying Party may not settle any claim without the indemnified Party’s written consent, which will not be unreasonably withheld, unless it unconditionally releases the indemnified Party of all related liability. The indemnified Party shall reasonably cooperate with the indemnifying Party in connection therewith.
9.Limitation of Liability. EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 5 AND BREACH OF INTELLECTUAL PROPERTY AND LICENSING PROVISIONS OF SECTION 2 AND INDEMNIFYING PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (COLLECTIVELY, “EXCLUDED CLAIMS”), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS OR REVENUE, LOSS OF GOODWILL OR REPUTATIONAL HARM, LOSS OF DATA, INTERRUPTION OF BUSINESS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, EVEN IF INFORMED OF SUCH DAMAGES IN ADVANCE.
9.1.Damages Cap. EXCEPT FOR EXCLUDED CLAIMS, Each Party’s maximum aggregate liability for any and all claims and damages arising out of or related to this Agreement shall not exceed twenty million dollars ($20,000,000). EXCEPT FOR AN INDEMNIFYING’S PARTY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, each Party’s maximum aggregate liability for Excluded Claims shall not exceed seventy-five million dollars ($75,000,000).
10.Publicity. The Parties shall mutually agree in writing on the timing and content of any press release, public announcement, or any other public release of information that explicitly mentions the other Party and discusses the Co-Development relationship. Notwithstanding the foregoing, Butterfly, as a publicly traded company, may publicly disclose this Agreement only to the extent required by the U.S. Securities and Exchange Commission (“SEC”), New York Stock Exchange (“NYSE”) or any other applicable regulatory authority and will limit the disclosure to the minimum material terms necessary as determined by the reasonable objective judgment of its legal counsel. Butterfly will seek confidential treatment for all other information and will notify Midjourney before making any required disclosures.
11.Exclusivity. [***]. Notwithstanding the foregoing, Midjourney may perform its obligations under this Agreement independently or by engaging third parties, as long such third parties are not [***], to do so on its behalf, provided that Midjourney does not violate any confidentiality obligations or other terms and conditions of this Agreement in connection with such development and/or third party engagement. Nothing in this section will restrict Midjourney’s ordinary course of business with third parties other than [***] outside of the Field of Use.
12.Non-Solicitation. Each Party agrees, during the Term and for a period of one year after the end of the Term, not to directly or indirectly solicit or induce for employment, or employ or engage as an independent contractor, any personnel of the other Party. In addition, neither Party shall, directly or indirectly, facilitate, encourage, or assist any third party in soliciting, inducing, employing, or engaging as an independent contractor any personnel of the other Party. The restrictions of this Section 12 will not apply to individuals who independently respond to indirect solicitations (such as

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates the information has been omitted.

Execution Version
general newspaper advertisements, employment agency referrals and internet postings) not targeting such individual. The restrictions in this Section 12 on a Party will immediately terminate in the event of the commencement of bankruptcy proceedings by or against the other Party under Title 11 of the United States Code (“Title 11”).
13.Miscellaneous.
13.1.Severability. If any provision of this Agreement is determined to be unenforceable or invalid for any reason, in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part and all other provisions shall continue in full force and effect.
13.2.Entire Agreement. This Agreement, and any accompanying attachments constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement, and supersedes all prior negotiations, agreements, representations, and understandings of any kind, whether written or oral, between the Parties, preceding the date of this Agreement. In the event of any conflict between this Agreement and the Term Sheet and any quotations, the terms of this Agreement shall govern.
13.3.Assignments. Neither Party may assign or transfer this Agreement in whole or in part, by operation of law or otherwise, without the prior written consent of the other Party, except that either Party (the “Assigning Party”) may assign or transfer this Agreement without the written consent of other Party (the “Non-Assigning Party”) to a Person succeeding to all or substantially all the assets or business of the Assigning Party to which this Agreement relates, whether by merger, purchase or otherwise, provided that such Person expressly assumes, in a writing delivered to the Non-Assigning Party, all of the terms and conditions of this Agreement. Any attempted assignment, delegation or transfer by an Assigning Party in violation hereof shall be null and void. Subject to the foregoing, this Agreement shall be binding on the Parties and their successors and assigns Notwithstanding the foregoing, Midjourney may assign this Agreement to its Affiliate without Butterfly’s consent, provided that such assignment shall only become effective upon notice being received by Butterfly, and such Affiliate assuming all of the applicable obligations of Midjourney under this Agreement. “Affiliate” shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with Midjourney, or any direct or indirect subsidiary of Midjourney in which Midjourney holds more than fifty (50%) of the ownership interest.
13.4.Modifications. No modifications to this Agreement shall be binding upon the Parties without the express, written consent of both Parties.
13.5.Governing Law. The laws of the State of California shall govern this Agreement without giving effect to the choice of law provisions thereof. Any action based on or arising out of this Agreement shall be brought and maintained exclusively in a state or federal court located in San Francisco, California.

[Signature Page Follows]

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates the information has been omitted.

Execution Version
IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

MIDJOURNEY:                            BUTTERFLY:

/s/ David Holz                            /s/ Joseph DeVivo

Name: David Holz                        Name:     Joseph DeVivo
Title: DH                            Title: CEO
Date: 11/17/2025                        Date: 11/13/2025

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates the information has been omitted.

Execution Version
Exhibit A

[***]

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates the information has been omitted.

Execution Version

Exhibit B

[***]

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates the information has been omitted.

Execution Version
EXHIBIT B-1

[***]